Exhibit 10.3

PERSONAL GUARANTY

THIS PERSONAL GUARANTY (as amended, restated, supplemented or otherwise modified from time to time in accordance with the provisions hereof, this “Guaranty”), dated as of July 31, 2026, is made by Jay William Roth (the “Guarantor”) in favor of YA II PN, Ltd., a Cayman Islands exempt limited partnership (together with its successors and assigns, the “Holder”).

1. Guaranty. In consideration of the substantial direct and indirect benefits derived by the Guarantor from (i) the investments or extensions of credit made by the Holder under that certain Securities Purchase Agreement, dated as of the date hereof (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”), by Venu Holding Corporation, a Colorado corporation (the “Company”) and the Holder, (ii) the Senior Secured Convertible Debentures issued thereunder (the “Debentures”) and (iii) the Warrants issued thereunder (the “Warrants”), the parties hereby agree as follows:

1.1 Capitalized terms used herein but not otherwise defined shall have the respective meanings given such terms in the Purchase Agreement. “Transaction Parties” means the Company and each other Person (other than the Holder) that is or becomes a party to any Transaction Document, or any Person who is otherwise subject to or liable thereunder, including the Pledgors (as defined in the Purchase Agreement), and “Transaction Party” means any of them.

1.2 The Guarantor absolutely, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, the punctual payment and performance, when due, whether at stated maturity, by acceleration or otherwise, of all present and future obligations, liabilities, covenants and agreements required to be observed, performed, or paid by (x) the Company under the Purchase Agreement, the Debentures and the other Transaction Documents and (y) each of the other Transaction Parties under each Transaction Document to which each such Transaction Party may be a party, whether for principal, interest (including interest accrued after the commencement of any insolvency, bankruptcy or reorganization of the Company), costs, expenses and fees and agrees to pay any and all costs, fees and expenses incurred by the Holder in any way related to the enforcement or protection of the Holder’s rights hereunder or under any documents executed in connection with the Purchase Agreement, the Debentures and the Warrants, and each of the other “Obligations” as defined in the Security Agreement (collectively, the “Obligations”).

1.3 Notwithstanding any provision herein contained to the contrary, the Guarantor’s liability with respect to the Obligations shall be limited to an amount not to exceed, as of any date of determination, the amount that could be claimed by the Holder from the Guarantor without rendering such claim voidable or avoidable under Section 548 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

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2. Guaranty of Payment Absolute and Unconditional. This Guaranty is a guaranty of payment and not of collection. This Guaranty is absolute and shall apply to all Obligations whenever arising. The Guarantor agrees that other than as set forth in this Section 2 the Holder need not attempt to collect any Obligations from any other Transaction Party or to realize upon any collateral for all or any part of the Obligations (the “Collateral”) to enforce the obligations hereunder. The Guarantor guarantees that the Obligations will be paid strictly in accordance with the terms of the Purchase Agreement, the Debentures and the Warrants and the other Transaction Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Holder with respect thereto. The obligations of the Guarantor under this Guaranty are independent of the Obligations, and a separate action or actions may be brought and prosecuted against the Guarantor and/or any other Transaction Party and one or more Transaction Parties may be joined in any such action or actions. The liability of the Guarantor under this Guaranty constitutes a primary obligation and not a contract of surety, and to the extent permitted by law, shall be irrevocable, continuing, absolute and unconditional.

3. Waivers. The Guarantor hereby irrevocably waives any defenses he may now or hereafter have in any way relating to any or all of the following, other than defenses based on payment in full or satisfaction in full of the Obligations:

3.1 Any lack of validity or enforceability of the Obligations or of any agreement or instrument relating thereto.

3.2 Any limitation of liability or recourse in any other Transaction Document or arising under any law.

3.3 Any claim or defense that this Guaranty was made without consideration or is not supported by adequate consideration.

3.4 The taking or accepting of any other security or guaranty for, or right of recourse with respect to, any or all of the Obligations.

3.5 Any release, surrender, abandonment, exchange, alteration, sale or other disposition, subordination, deterioration, waste, failure to protect or preserve, impairment, or loss of, or any failure to create or perfect any lien or security interest with respect to, or any other dealings with, any collateral or security at any time existing or purported, believed or expected to exist in connection with any or all of the Obligations, including any impairment of Guarantor’s recourse against any Person or collateral.

3.6 Any change in the time, manner or place of payment of, or in any other term of any of the Obligations, or any other amendment or waiver of, or any consent to depart from, the agreements entered into by the parties, without notice to Guarantor, including, without limitation, any increase in the Obligations resulting from the extension of additional credit to the Company or otherwise.

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3.7 Any taking, exchange, release, subordination or non-perfection of any Collateral or the property, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Obligations.

3.8 Promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and this Guaranty, and any requirement that the Holder exhausts any right or take any action against any Transaction Party or any other person or entity or any Collateral or any of the property (other than as set forth in Section 2). The Guarantor acknowledges that he will receive direct and indirect benefits from the financing arrangements contemplated herein and that the waiver set forth in this Section 3.8 is knowingly made in contemplation of such benefits.

3.9 Any right to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature and applies to all presently existing and future Obligations.

3.10 Any other circumstance (including, without limitation, any statute of limitations) or manner of administering the Obligations or any existence of, or reliance on, any representation by the Holder that might vary the risk of the Guarantor or otherwise operate as a defense available to, or a legal or equitable discharge of, the Guarantor, the Company, any Transaction Party or any other surety.

3.11 Any suretyship defenses that Guarantor has or would have under applicable law.

3.12 Guarantor represents, warrants, and agrees that, the Obligations are not subject to any offset or defense against the Holder, the Company or any other Transaction Party of any kind, and Guarantor specifically waives his right to assert any such defense or right of offset.

3.13 The Guarantor hereby waives any right to require the Holder to proceed against the Company, any other Transaction Party, any other guarantor, or any Collateral, or to pursue any other remedy in the Holder’s power, before proceeding against the Guarantor under this Guaranty. The Guarantor further waives any right to require the Holder to marshal any assets or collateral in favor of the Guarantor or against or in payment of any or all of the Obligations.

3.14 To the maximum extent permitted by applicable law, the Guarantor hereby waives any and all rights, benefits, and protections afforded by any and all applicable exemption laws, including without limitation, the exemptions provided under the laws of the State of Florida or any other jurisdiction in which the Guarantor may reside or own assets (other than the homestead exemption under Article X, Section 4 of the Florida Constitution to the extent such exemption may not be waived as a matter of law). The Guarantor represents that he has been advised by independent counsel regarding the nature and extent of such exemptions and has knowingly and voluntarily agreed to waive the same.

3.15 The Guarantor shall not make any transfer of assets if such transfer is made with the intent to hinder, delay, or defraud Holder in violation of applicable fraudulent transfer laws. Nothing in this Guaranty shall constitute a waiver of any exemption, homestead, tenancy by the entirety, retirement account, insurance, annuity or similar protection that cannot be waived or is otherwise available to Guarantor under applicable law.

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3.16 To the extent the Guarantor holds any assets as a tenant by the entirety with his spouse (or in any other form of joint ownership that provides creditor protection under applicable law), the Guarantor hereby waives, to the maximum extent permitted by applicable law, any protection afforded by such form of ownership as against the Holder’s rights under this Guaranty. The Guarantor shall use commercially reasonable efforts to cause his spouse to join in any such waiver to the extent required to make such waiver effective.

4. Reinstatement. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by the Holder or any other entity for any reason, including upon the insolvency, bankruptcy or reorganization of the Company or any other Transaction Party (and whether as a result of any demand, settlement, litigation or otherwise), all as though such payment had not been made.

5. Subrogation. The Guarantor will not exercise any rights that he may now or hereafter acquire against the Company, any other Transaction Party or other guarantors that arise from the existence, payment, performance or enforcement of Guarantor’s obligations under this Guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, any other Transaction Party or other guarantors, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until all of the Obligations and all other amounts payable to the Holder under the Purchase Agreement, the Debentures and the Warrants and the other Transaction Documents shall have been indefeasibly paid in full. The foregoing is solely a subordination of the timing of the Guarantor’s exercise of such rights during the pendency of the Obligations, and does not constitute, and shall not be construed as, a waiver, release or permanent relinquishment of any right of subrogation, reimbursement, contribution, indemnification or other right of the Guarantor, all of which are expressly preserved and, upon payment in full in cash of the Obligations, shall vest in and become exercisable by the Guarantor as provided below.

If any payment is made under this Guaranty by or on behalf of Guarantor (including by way of exercise by Holder of any rights and remedies under this Guaranty), after indefeasible payment in full in cash of (i) all Obligations and (ii) all other amounts payable to the Holder under the Purchase Agreement, the Debentures and the Warrants and the other Transaction Documents, the Guarantor shall automatically and by operation of law be subrogated to, and shall succeed to, all of the rights, remedies, claims, liens, security interests, mortgages and other interests of the Holder in respect of the Obligations and the Collateral, to the extent of all amounts so paid by or on behalf of the Guarantor, and the Holder will, promptly upon Guarantor’s request and expense, execute and deliver to Guarantor, without recourse (except that the Holder shall represent and warrant that it has not previously assigned, released, discharged or subordinated the rights, liens or interests being transferred and that it holds the same free and clear of any lien, claim or encumbrance created by or through the Holder), appropriate assignments and other documents and instruments reasonably requested by the Guarantor necessary to evidence and confirm the transfer by subrogation to Guarantor of an interest in the Obligations resulting from such payment.

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Promptly (and in any event within ten (10) Business Days) following payment in full in cash of the Obligations, and to the extent of the amounts paid by or on behalf of the Guarantor under this Guaranty, the Holder shall assign and transfer to the Guarantor, without recourse (except for the limited representation set forth above), all of the Holder’s right, title and interest in and to the Obligations, the Transaction Documents and all Collateral, guaranties, liens, mortgages, security interests and other credit support securing, supporting or evidencing the Obligations, in each case without any release, discharge, satisfaction or subordination thereof.

6. Subordination. If, for any reason, any Transaction Party is now or hereafter becomes indebted to Guarantor for debt for borrowed money (such indebtedness and all interest thereon being referred to as the “Affiliated Debt”), such Affiliated Debt shall, at all times be subordinate in all respects to the full payment and performance of the Obligations by such Transaction Party, and the Guarantor shall not be entitled to enforce or receive payment thereof until all of the Obligations have been fully paid and performed by the Company. The Guarantor agrees that any liens, mortgages, deeds of trust, security interests, judgment liens, charges or other encumbrances any Transaction Party’s assets securing the payment of the Affiliated Debt shall be and remain subordinate and inferior to any liens, security interests, judgment liens, charges or other encumbrances upon any Transaction Party’s assets securing the payment of the Obligations, and without the prior written consent of the Holder, as determined and communicated by the Holder, the Guarantor shall not exercise or enforce any creditor’s rights of any nature against any Transaction Party to collect the Affiliated Debt. There is no agreement, indenture, contract or instrument to which the Guarantor is subject or by which the Guarantor may be bound that requires the subordination in right of payment of the Obligations under this Guaranty to any other obligations of the Guarantor. In the event of the receivership, bankruptcy, reorganization, arrangement, debtor’s relief or other insolvency proceedings involving any Transaction Party as a debtor, the Holder shall have the right and authority, either in its own name or as attorney-in-fact for the Guarantor (and the Guarantor hereby appoints the Holder as his attorney-in-fact solely and exclusively for the purpose of effectuating the terms of this Guaranty), to file such proof of debt, claim, petition or other documents and to take such other steps as are necessary to prove the Holder’s rights hereunder. Such appointment of the Holder as attorney-in-fact is irrevocable and coupled with an interest.

Any sum paid to the Guarantor in violation of this Section 6 shall be held in trust for the benefit of the Holder, segregated from other funds of the Guarantor, and promptly paid or delivered to the Holder in the same form as so received to be credited against the Obligations. For the avoidance of doubt, and without limiting any other provision of this Guaranty, this Section 6 shall survive the Guarantor’s performance of his obligations hereunder until the Obligations have been satisfied in full in cash by, or on behalf of, the Company.

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7. Insolvency. Should the Guarantor become insolvent, or fail to pay his debts generally as they become due, or voluntarily seek, consent to, or acquiesce in the benefit or benefits of any debtor relief law, or become a party to (or be made the subject of) any proceeding provided for by any debtor relief law (other than as a creditor or claimant) that could suspend or otherwise adversely affect the rights and remedies of the Holder granted hereunder, then, in any such event, the Obligations shall be, as between Guarantor, on the one hand, and the Holder, on the other hand, a fully matured, due, and payable obligation of Guarantor to the Holder (without regard to whether any Transaction Party is then in default under the Purchase Agreement, the Debentures and the Warrants or any other Transaction Document or whether the Obligations, or any part thereof is then due and owing by any Transaction Party to the Holder), payable in full by Guarantor to the Holder upon demand of the Holder, which shall be the estimated amount owing in respect of the contingent claim created hereunder.

8. Representations and Warranties. The Guarantor represents and warrants that the following are true and correct:

8.1 The Guarantor is an adult individual residing in the State of Florida and is sui juris.

8.2 The Guarantor is not under any legal or judicial restraint that would prevent or prohibit Guarantor from entering into this Guaranty on his own behalf. Guarantor is not in any respect incompetent or lacking legal authority to enter into this Guaranty.

8.3 The execution, delivery and performance of this Guaranty, the performance of Guarantor’s obligations hereunder, and the incurrence of the Obligations, now or hereafter owing, do not require any approval or consent of, or filing with, any Governmental Authority or other Person (or such approvals and consents have been obtained and delivered to the Holder) and are not in contravention of any provision of law applicable to Guarantor.

8.4 The Guarantor has duly executed and delivered this Guaranty. This Guaranty constitutes the valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or similar laws affecting the enforcement of creditors’ rights and equitable principles generally.

8.5 Guarantor’s execution, delivery and performance of this Guaranty does not and will not conflict with or constitute a default under (or an event which with notice or lapse of time or both would become a default under) or give to others any rights of termination, acceleration or cancellation of, any indenture, loan or credit agreement, or any lease or other agreement or instrument, to which Guarantor is party or by which he is (or his assets are) bound.

8.6 Guarantor has filed all tax returns which are required to be filed (or obtained proper extensions of time for the filing thereof) and has paid, or made adequate provision for the payment of, all taxes which have or may become due pursuant to said returns or to assessments received.

8.7 The financial statements and other information pertaining to Guarantor submitted to Holder are true, complete and correct in all material respects and do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

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8.8 There is no litigation, at law or in equity, or any proceeding before any federal, state, provincial or municipal board or other governmental or administrative agency pending or, to the knowledge of Guarantor, threatened, or any basis therefor, which involves a risk of any material judgment or liability not fully covered by insurance (other than any deductible) which is likely to be adversely determined, and no judgment, decree, or order of any federal, state, provincial or municipal court, board or other governmental or administrative agency has been issued against Guarantor.

8.9 The transactions contemplated by the Purchase Agreement will result in material benefits to Guarantor.

8.10 The Guarantor is represented by legal counsel and other professional advisers who are, in each case, unaffiliated with the Holder, and who by reason of their business or financial knowledge and experience have the capacity to protect the Guarantor’s interests in connection with the transactions contemplated by this Guaranty and the other Transaction Documents.

8.11 Guarantor (a) has not entered into this Guaranty with the actual intent to hinder, delay, or defraud any creditor and (b) has received reasonably equivalent value in exchange for the Obligations hereunder.

8.12 The Guarantor has received and reviewed the Purchase Agreement, the Debentures and the Warrants and the other Transaction Documents.

8.13 Guarantor is not a “foreign person” within the meaning of Section 1445(1)(3) of the Internal Revenue Code.

9. Covenants. The Guarantor covenants and agrees that, until such time as the Debentures and Warrants shall have been repaid or exercised in full and no amounts remain outstanding thereunder:

9.1 The Guarantor will furnish or cause to be furnished to the Holder: (a) upon request by the Holder, copies of all income tax returns of the Guarantor and any requests for extensions of filing deadlines, within ten (10) days of such request; (b) annual personal financial statements no later than forty five (45) days after the last day after each calendar year; (c) an updated personal financial statement promptly upon the request of the Holder at any time; and (d) such other reasonable and relevant financial and other information related to the Guarantor as the Holder may from time to time reasonably request. All financial statements delivered hereunder shall be certified by the Guarantor as true, complete, and correct in all material respects as of the date thereof.

9.2 The Guarantor will cause each other Transaction Party to comply with all if its respective obligations under the Transaction Documents.

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9.3 The Guarantor shall not sell, transfer, convey, assign, or otherwise dispose of any assets having an aggregate value in excess of $250,000 in any calendar year (other than in the ordinary course of the Guarantor’s personal affairs and consistent with the Guarantor’s historical practices) without the prior written consent of the Holder.

9.4 [Reserved.]

9.5 The Guarantor shall promptly (and in any event within five (5) Business Days) notify the Holder in writing of: (a) any material adverse change in the Guarantor’s financial condition; (b) any litigation, arbitration, or governmental proceeding pending or threatened against the Guarantor involving an amount in excess of $500,000; (c) any lien, encumbrance, or judgment filed or entered against the Guarantor or any of his assets; and (d) any change in the Guarantor’s state of residence.

10. PURCHASE AGREEMENT AND DEBENTURES. THE PURCHASE AGREEMENT, THE DEBENTURES, THE WARRANTS, AND THE OTHER TRANSACTION DOCUMENTS, AND ALL OF THE TERMS THEREOF, ARE INCORPORATED HEREIN BY REFERENCE, THE SAME AS IF STATED VERBATIM HEREIN, AND GUARANTOR AGREES THAT THE HOLDER MAY EXERCISE ANY AND ALL RIGHTS GRANTED TO IT UNDER THE PURCHASE AGREEMENT, THE DEBENTURES, THE WARRANTS, THE OTHER TRANSACTION DOCUMENTS AND ANY DOCUMENT ENTERED INTO IN CONNECTION THERETO WITHOUT AFFECTING THE VALIDITY OR ENFORCEABILITY OF THIS GUARANTY.

11. Guarantor Events of Default. Each of the following shall constitute a “Guarantor Event of Default” hereunder: (a) any representation or warranty made by the Guarantor in this Guaranty shall prove to have been incorrect in any material respect when made; (b) the Guarantor shall fail to perform or observe any covenant or agreement contained in this Guaranty and such failure shall continue unremedied for ten (10) Business Days after written notice thereof from the Holder or, if such failure cannot reasonably be cured within ten (10) Business Days in the sole determination of the Collateral Agent, Guarantor fails to commence cure within such period and diligently pursue such cure to completion within ten (10) days; (c) a final judgment or judgments for the payment of money in excess of $500,000 in the aggregate shall be rendered against the Guarantor and shall not, within thirty (30) days after entry thereof, be bonded, discharged, settled, or stayed pending appeal; or (d) the Guarantor shall default in any of his obligations under any note, debenture, guaranty, credit agreement, or other instrument evidencing indebtedness for borrowed money or obligations to third parties in an amount exceeding $500,000, and such default shall continue beyond any applicable grace period; (e) the Guarantor shall die or become incapacitated (as defined in Section 12 below). Upon the occurrence of a Guarantor Event of Default, the Holder may, by written notice to the Guarantor, declare all Obligations to be immediately due and payable under this Guaranty, without presentment, demand, protest, or other notice of any kind, all of which are hereby waived by the Guarantor. A Guarantor Event of Default shall be deemed an “Event of Default” under (2)(a)(xiii) of the Debentures.

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12. Death or Incapacity. The Guarantor’s obligations under this Guaranty shall survive the death or incapacity of the Guarantor and shall be binding upon the Guarantor’s estate, heirs, executors, administrators, personal representatives, and successors. For purposes of this Guaranty, “incapacity” means a determination by a court of competent jurisdiction that the Guarantor is unable to manage his own financial affairs. Upon the death or incapacity of the Guarantor, the Holder shall have the right (but not the obligation) to declare all Obligations immediately due and payable under this Guaranty. The Guarantor shall maintain in effect at all times during the term of this Guaranty such estate planning arrangements as are necessary to ensure that his estate and personal representatives will have the authority and resources to satisfy the Obligations hereunder.

13. Indemnification and Survival. Without limitation on any other obligations of Guarantor or remedies of the Holder under this Guaranty, Guarantor shall, to the fullest extent permitted by law, indemnify, defend and save and hold harmless the Holder from and against, and shall pay within ten (10) Business Days, any and all damages, losses, liabilities and expenses (including reasonable attorneys’ fees and expenses and the allocated costs and disbursements of the Holder’s legal counsel) that may be suffered or incurred by the Holder in connection with or as a result of any failure of any Obligations to be the legal, valid and binding obligations of the Transaction Parties enforceable against the Transaction Parties in accordance with their terms, provided that such indemnity shall not, as to the Holder, be available to the extent such losses, claims, damages, liabilities or related expenses have resulted from the gross negligence or willful misconduct of the Holder. The obligations of the Guarantor under this paragraph shall survive the payment in full of the Obligations and termination of this Guaranty.

14. Miscellaneous. The parties further agree as follows:

14.1 Expenses. The Guarantor shall pay to the Holder, within ten (10) Business Days, the amount of any and all reasonable and documented out-of-pocket expenses, including, without limitation, attorneys’ fees, legal expenses and brokers’ fees, which the Holder may incur in connection with (a) exercise or enforcement of any of the rights, remedies or powers of the Holder hereunder or with respect to any or all of the Obligations, (b) any amendment, modification, or waiver of this Guaranty, (c) any workout, restructuring, or bankruptcy or insolvency proceeding, and (d) domesticating, enforcing, or executing upon any judgment obtained under this Guaranty in the State of Florida or any other jurisdiction, including in each case all costs and expenses incurred on appeal.

14.2 Waivers, Amendments, Remedies. No course of dealing by the Holder and no failure by the Holder to exercise, or delay by the Holder in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right, remedy or power of the Holder. No amendment, modification or waiver of any provision of this Guaranty and no consent to any departure by the Guarantor therefrom, shall, in any event, be effective unless contained in a writing signed by the Holder, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. The rights, remedies and powers of the Holder, not only hereunder, but also under any instruments and agreements evidencing or securing the Obligations and under applicable law are cumulative, and may be exercised by the Holder from time to time in such order as the Holder may elect.

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14.3 Notices. All notices or other communications given or made hereunder shall be in writing and shall be personally delivered or deemed delivered on the first business day following delivery by electronic means to the applicable party at such party’s address set forth below or to such other address as either party shall hereafter give to the other by notice duly made under this Section:

Guarantor:

Jay William Roth

1755 Telstar Drive, Suite 501

Colorado Springs, CO 80920

Telephone: (719) 895-5483

E-mail: [●]

With CC to:

Venu Holding Corporation

Attn: General Counsel

1755 Telstar Drive, Suite 501

Colorado Springs, CO 80920

Telephone: (719) 895-5483

E-mail: [●]

the Holder:

YA II PN, Ltd.

c/o Yorkville Advisors Global, LLC

1012 Springfield Avenue

Mountainside, NJ 07092

Attention: Mark Angelo

Telephone:

Email: [●]

With a copy to:

Haynes and Boone, LLP

30 Rockefeller Plaza, 22nd Floor

New York, New York 10112

Attention: Greg Kramer, Esq.

Email: greg.kramer@haynesboone.com

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14.4 Term; Binding Effect. This Guaranty shall (a) remain in full force and effect until payment and satisfaction in full of all of the Obligations; (b) be binding upon the Guarantor and his successors and permitted assigns; and (c) inure to the benefit of the Holder and its successors and assigns. Upon the payment in full of the Obligations and termination of the Purchase Agreement, the Debentures and the Warrants (i) this Guaranty shall terminate and (ii) the Holder will, upon the Guarantor’s request and at the Guarantor’s expense, execute and deliver to the Guarantor such documents as the Guarantor shall reasonably request to evidence such termination, all without any representation, warranty or recourse whatsoever.

14.5 Satisfaction of Obligations. For all purposes of this Guaranty, the payment in full of the Obligations shall be conclusively deemed to have occurred when the Obligations shall have been indefeasibly paid.

14.6 Successors and Assigns. The benefits of this Guaranty may be assigned or transferred to any assignee of the Holder’s rights under the Purchase Agreement, the Debentures and the Warrants. The Guarantor may not assign or transfer his obligations under this Guaranty without the prior written consent of the Holder (and any assignment in contravention herewith shall be null and void). For the avoidance of doubt, the Holder is an express third-party beneficiary of this Guaranty.

14.7 Counterparties, Execution. This Guaranty may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Guaranty may be executed by facsimile signature and delivered by facsimile transmission.

14.8 Governing Law. This Guaranty and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Guaranty and the transactions contemplated hereby shall be governed by, and construed in accordance with, the laws of the State of New York.

14.9 Submission to Jurisdiction. The Guarantor irrevocably and unconditionally agrees that he will not commence any action, litigation or proceeding of any kind whatsoever, whether in law or equity, or whether in contract or tort or otherwise, against the Holder, in any way relating to this Guaranty or the transactions contemplated hereby, in any forum other than the courts of the State of New York located in New York City, New York or of the United States District Court for the Southern District of New York and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of such courts and agrees that any such action, litigation or proceeding may be brought in any such New York state court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing herein or in the Purchase Agreement, the Debentures and the Warrants shall affect any right that the Holder may otherwise have to bring any action or proceeding relating to this Guaranty against the Guarantor or his properties in the courts of any jurisdiction, including, without limitation, the state and federal courts of the State of Florida. The Guarantor irrevocably consents to the jurisdiction of the state and federal courts of the State of Florida for purposes of enforcement or domestication of any judgment obtained against the Guarantor under this Guaranty and waives any objection to venue or jurisdiction in connection therewith.

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14.10 Waiver of Venue. The Guarantor irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that he may now or hereafter have to the venue of any such action or proceeding in any such court referred to in Section 12.9. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

14.11 Service of Process. Each party hereto irrevocably consents to the service of process in the manner provided for notices in Section 12.3 and agrees that nothing herein will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

14.12 Spousal Consent. Guarantor shall provide the Holder with a spousal consent for this Guaranty, in the form attached hereto as Exhibit A.

14.13 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS GUARANTY, THE PURCHASE AGREEMENT, THE DEBENTURES, THE WARRANTS, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY. EACH PARTY HERETO (A) CERTIFIES THAT NO AGENT, ATTORNEY, REPRESENTATIVE OR ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF LITIGATION, AND (B) ACKNOWLEDGES THAT SUCH PARTY AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

14.14 FINAL AGREEMENT. THIS GUARANTY REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[SIGNATURE PAGE FOLLOWS.]

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IN WITNESS WHEREOF, the parties hereto have executed this Guaranty as of the date first above written.

GUARANTOR

/s/ Jay William Roth
Jay William Roth

[Personal Guaranty Signature Page]

Acknowledged and Agreed:

YA II PN, LTD.

By:	Yorkville Advisors Global, LP
Its:	Investment Manager

By:	Yorkville Advisors Global II, LLC
Its:	General Partner

By:	/s/ Matt Beckman
Name:	Matt Beckman
Title:	Manager
Date:	July 31, 2026

ACCEPTED AND AGREED TO:

[Personal Guaranty Signature Page]

EXHIBIT A

SPOUSAL CONSENT